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                                                                     EXHIBIT 5.1

                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS


                            200 East Randolph Drive
                            Chicago, Illinois 60601


                                 312 861-2000                      Facsimile:
                                                                  312 861-2200


                                 June 5, 1996



American Pad & Paper Company
17304 Preston Road, Suite 700
Dallas, Texas  75252

     Re:    American Pad & Paper Company Registration Statement
            on Form S-1 Registration No. 333-4000
     -------------------------------------------------------------

Ladies and Gentlemen:

         We are acting as special counsel to American Pad & Paper Company, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 12,500,000 shares (the "Primary Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), to be issued and sold by the Company and up to 5,468,750 shares (the "Secondary Shares" and together with the Primary Shares, the "Shares") of Common Stock to be sold by certain stockholders of the Company (the "Selling Stockholders"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-4000), originally filed with the Securities and Exchange Commission (the "Commission") on April 25, 1996 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company, the Selling Stockholders and Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, BT Securities Corporation, CS First Boston Corporation, Goldman, Sachs & Co., Salomon Brothers Inc. and Wasserstein Perella Securities, Inc., as representatives of the several United States underwriters, and Morgan Stanley & Co. International Limited, Alex. Brown & Sons Incorporated, Bankers Trust International PLC, CS First Boston Limited, Goldman Sachs International, Salomon Brothers International Limited and Wasserstein Perella Securities, Inc., as representatives of the several international underwriters.

         In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.
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American Pad & Paper Company
June 5, 1996
Page 2

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the internal laws of the State of Texas, the General Corporation law of the State of Delaware and the federal law of the United States of America.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

         (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

         (2) Upon the effectiveness of the Restated Certificate of Incorporation of the Company, the Primary Shares will be duly authorized, and, when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Primary Shares and (iii) the Primary Shares have been duly executed and delivered on behalf of the Company and issued in accordance with the terms of the Underwriting Agreement upon receipt of the consideration to be paid therefor, the Primary Shares will be validly issued, fully paid and nonassessable.

         (3) Upon the effectiveness of the Restated Certificate of Incorporation of the Company, the Secondary Shares will be duly authorized and, when the Registration Statement becomes effective under the Act, will be validly issued, fully paid and nonassessable.
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American Pad & Paper Company
June 5, 1996
Page 3



           We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Primary Shares and the sale of the Secondary Shares.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Texas or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                  Very truly yours,

                                  /s/ Kirkland & Ellis

                                  KIRKLAND & ELLIS